EXHIBIT 12.3

CERTIFICATION

I, Rafi Maor, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 20-F of ECI Telecom Ltd.; and

2.
Based on my knowledge, this Amendment No. 1 to the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 25, 2006

/s/ Rafi Maor
Rafi Maor
President and Chief Executive Officer